Exhibit 10.14

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

UNDER THE FINANCIAL INSTRUMENTS AND SECURITIES ACT OF JAPAN, AS AMENDED, THE TRANSFER OF THE BOND IS PROHIBITED EXCEPT WHERE THE ENTIRE BOND REPRESENTED HEREIN IS TRANSFERRED TO ONE TRANSFEREE.

THIS CORPORATE BOND (INCLUDING ALL OBLIGATIONS OF ISSUER HEREUNDER) IS SUBORDINATED WITH RESPECT TO PRIORITY AND RIGHT OF REPAYMENT TO THE OBLIGATIONS OF ISSUER UNDER INDEBTEDNESS FOR BORROWED MONEY OWED BY ISSUER TO ANY BANK OR OTHER FINANCIAL INSTITUTION AS SET FORTH BELOW.

CORPORATE BOND

$5,000,000	March 26, 2019

Subject to the terms and conditions of this corporate bond (the “Bond”), for value received, Akili Interactive Labs, Inc., a Delaware corporation (“Issuer”), hereby promises to pay to Shionogi & Co., Ltd (“Subscriber”), the principal sum of Five Million Dollars ($5,000,000) (the “Principal Amount”). The Principal Amount shall accrue interest at a fixed per annum rate equal to zero percent (0%) per annum.

This Bond is one of several bonds of similar tenor issued or issuable by Issuer pursuant to that certain Corporate Bond Subscription Agreement dated as of December 19, 2018 (the “Subscription Agreement”), entered into between Issuer and Subscriber, and is subject to, and Issuer and Subscriber shall be bound by, all the terms, conditions and provisions of the Subscription Agreement. Unless otherwise repaid as set forth below, this Bond shall become due and payable on November 10, 2031 (the “Maturity Date”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Subscription Agreement. This Bond will be subject to payment on a pari passu basis with any other Bonds issued under the Subscription Agreement.

The following is a statement of the rights of Subscriber and the terms and conditions to which this Bond is subject and to which Subscriber, by acceptance of this Bond, agrees:

1. Payment. If this Bond has not been previously repaid, then the entire Principal Amount under this Bond shall, on or after the Maturity Date, be payable in cash. All payments hereunder shall be made in lawful money of the United States of America at the principal office of Subscriber, or such other place as the holder hereof may from time to time designate in writing to Issuer.

2. Application of Payments. All payments will be applied first to the repayment of accrued fees and expenses under this Bond, then to the repayment of principal until all principal has been paid in full. After all applications of such payments have been made as provided in this paragraph, the remaining amount of such payments that are in excess of the aggregate Principal Amount of all outstanding Bonds shall be returned to Issuer.

3. Prepayment. Issuer may prepay this Bond, without premium or penalty, in whole or in part.

4. Early Repayment. If the Subscriber terminates the Collaboration Agreement pursuant to Section 12.3 of the Collaboration Agreement for any reason other than Section 6(d), Issuer shall pay the entire Principal Amount under this Bond within twelve (12) months from the termination date of the Collaboration Agreement.

5. New Bond. Upon receipt of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of the Bond, Issuer will issue a new Bond, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Bond, and in such event Subscriber agrees to indemnify and hold harmless Issuer in respect of any such lost, stolen, destroyed or mutilated Bond.

6. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) a failure to pay any amounts under the Subscription Agreement or this Bond when due;

(b) any representation or warranty of Issuer in the Subscription Agreement is incorrect in any material respect;

(c) a material breach by Issuer of the terms or provisions of the Subscription Agreement or this Bond;

(d) Subscriber terminates the Collaboration Agreement (as defined in the Subscription Agreement) due to a material breach by Issuer of the Collaboration Agreement pursuant to Section 12.5.1.2 of the Collaboration Agreement;

(e) (i) any present or future indebtedness in the form of bonds or notes (other than the Bonds) of Issuer is accelerated by reason of any default, event of default or the like (howsoever described), (ii) any present or future indebtedness of Issuer for or in respect of moneys borrowed or raised (other than any bonds or notes (including the Bonds) issued by Issuer) is accelerated by reason of any default, event of default or the like (howsoever described), where such indebtedness exceeds in the aggregate $1,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against US dollar as quoted by any leading bank on the day on which this paragraph operates), or (iii) Issuer fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any bonds or notes issued (other than those issued by Issuer) or moneys borrowed or raised (other than those borrowed or raised by Issuer), where such amount due under such guarantee or indemnity exceeds in the aggregate $1,000,000 or its equivalent (on the basis of the middle spot rate for the relevant currency against US dollar as quoted by any leading bank on the day on which this paragraph operates);

(f) (i) a case is commenced by or against Issuer under Title 11, United States Code, as amended, or analogous provisions of applicable law outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed or stayed within sixty (60) days after the filing thereof, (ii) Issuer files or has filed against it a bankruptcy, liquidation or receivership proceeding (other than a case under the Bankruptcy Code), (iii) Issuer assigns all or a substantial portion of its assets for the benefit of creditors, (iv) a receiver or custodian is appointed for Issuer’s business, or (v) a substantial portion of Issuer’s business is subject to attachment or similar process;

(g) any final, unappealable order is made by any competent court or resolution passed for the winding up or dissolution of Issuer; or

(h) Issuer ceases to carry on the whole or a substantial part of its business; or Issuer stops payment of, or is unable to, or admits in writing its inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law.

If any Event of Default under Sections 6(b) or 6(c) shall occur, then Issuer shall have 30 days to cure (the “Cure Period”) such Event of Default. If any Event of Default under Sections 6(a) or 6(d)-(h) shall occur, or if Issuer has not cured any Event of Default under Sections 6(b) or 6(c) within the Cure Period, then at any time thereafter while such Event of Default is continuing, Subscriber by written notice to Issuer may declare the entire Principal Amount of this Bond to be due and payable immediately, and may pursue any legal or equitable remedies that Subscriber has available to it.

7. Unsecured and Subordinated. The indebtedness represented by this Bond is unsecured and Subscriber acknowledges and agrees that the obligation of Issuer to make payment on this Bond prior to the Maturity Date is expressly subordinated in right of payment to the obligations of Issuer under indebtedness for borrowed money owed by Issuer to any bank or other financial institution (a “Senior Lender”). As a condition to the issuance of the Bonds, Subscriber hereby agrees to enter into a customary Subordination Agreement as a subordinated creditor if reasonably requested by a Senior Lender.

8. No Rights or Liabilities as Stockholder; No Personal Liability. This Bond does not entitle Subscriber to any voting rights or other rights as a stockholder of Issuer. No provisions of this Bond, and no enumeration herein of the rights or privileges of Subscriber, shall cause Subscriber to be a stockholder of Issuer for any purpose. Subscriber agrees that no stockholder, director or officer of Issuer shall have any personal liability for the repayment of this Bond.

9. Governing Law. This Bond and the obligations of Issuer hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York, without reference to principles of conflict of laws or choice of law.

10. Collection Expenses. Issuer further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Bond in endeavoring to collect any amounts payable hereunder which are not paid when due.

11. Amendment. Any provision of this Bond may be amended or waived with the written consent of Issuer and Subscriber. Notwithstanding the foregoing, any provision hereof may be waived by the waiving party on such party’s own behalf, without the consent of any other party.

12. Waiver. Issuer hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Bond.

13. Transfer. This Bond shall not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered by Subscriber, whether voluntarily or by operation of law, without the prior written consent of Issuer, except to an Affiliate (as defined in the Collaboration Agreement) of Subscriber, in which case Subscriber shall give Issuer prior written notice of such transfer and the transferee shall agree in writing to be bound by all of the terms and conditions of this Bond and the Subscription Agreement.

14. Termination of Rights. All rights with respect to this Bond shall terminate upon the repayment of the entire Principal Amount of the Bond, whether or not this Bond has been surrendered to Issuer for cancellation.

15. Interest. Issuer shall pay Subscriber interest on the Principal Amount that is not paid on or before the date such payments are due hereunder at a rate of one percent (1.0%) per month or the maximum applicable legal rate, if less, calculated on the total number of days payment is delinquent.

16. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

17. Addresses for Notices, etc. All notices, instructions and other communications required or permitted hereunder or in connection herewith shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day for domestic deliveries and two (2) days for international deliveries after deposit with a reputable courier, specifying the appropriate type of delivery, with written verification of receipt. All communications shall be sent to Issuer and Subscriber at the applicable address as set forth on such party’s signature page hereto or at such other address or electronic mail address as Issuer or Subscriber may designate by giving notice to the other party in the manner provided above. For purposes of this Section 17, a “Business Day” has the meaning set forth in the Collaboration Agreement.

18. Headings; Interpretation. In this Bond, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Bond and (c) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Bond to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officer as of the date first above written.

ISSUER:

AKILI INTERACTIVE LABS, INC.

By:	/s/ W. Edward Martucci
Name: W. Edward Martucci, Ph.D.
Title: Chief Executive Officer

Address:

125 Broad Street, 4th Floor Boston, MA 02110 Attention: Chief Executive Officer Email: [***]

With a copy to:

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Attention: Arthur R. McGivern, Esq. Email: [***]

[SIGNATURE PAGE TO CORPORATE BOND]

Acknowledged and agreed by Subscriber:

SHIONOGI & CO., LTD.

By:	/s/ Isao Teshirogi
Name:	Isao Teshirogi, Ph.D.
Title:	President and Representative Director

[SIGNATURE PAGE TO CORPORATE BOND]